Exhibit 99.3
Associate FAQs
October 4, 2011
What entity is acquiring A.C. Moore?
A.C. Moore has announced today that the Company signed a definitive agreement to be acquired by an affiliate of Sbar’s, Inc. Sbar’s is one of the largest distributors in the United States supplying arts and crafts merchandise, including its proprietary Nicole Crafts products, to retailers. Sbar’s began in 1952 as a small craft, hobby and school supply store in Camden, New Jersey and today operates from its 300,000 square foot distribution center located in Moorestown, New Jersey. In addition to being a merchandise supplier, Sbar’s operates seven arts and crafts stores located in the Richmond, Virginia area. Since 1985, when A.C. Moore opened its first store in Moorestown, Sbar’s has been the Company’s largest supplier, delivering industry knowledge, a range of quality products and merchandising creativity.
Who at A.C. Moore made the decision to approve the acquisition by Sbar’s?
Public companies regularly evaluate opportunities in the market that might improve stock price, business, operations, competitive position or overall value. In connection with its responsibility to review strategic alternatives, the Board formed a special committee comprised of independent non-employee directors to evaluate various opportunities. The special committee, assisted by its financial and legal advisors, negotiated the agreement and recommended the transaction to the full Board. The Board believes that the proposed transaction is in the best interest of A.C. Moore and its shareholders, vendors, customers and employees.
Will A.C. Moore remain a public company?
A.C. Moore is currently owned by its public shareholders. Following the transaction, A.C. Moore will be owned by an affiliate of Sbar’s. A.C. Moore stock will then no longer be traded in the public stock market.
When will the transaction be final?
The acquisition is expected to close later in the fourth quarter of 2011.
Will we receive details on the status of the transaction?
We will keep you as informed as we can. Of course, there are legal restraints that may prevent us from communicating about developments.
What does this announcement or the transaction mean to me?
This announcement does not change your daily responsibilities. All members of the A.C. Moore team should continue doing what they have always done and are expected to do for A.C. Moore and its customers. We understand that news like this may cause distraction. However, continue to work hard and remain focused on achieving our strategy. Any business acquisition involves a period of transition and assessment of each organization’s structure, resources and business needs, along with related opportunities. Upon completion of the transaction, management will update you about any finalized transition plans.

Will today’s announcement or the transaction affect my pay or benefits?
Consistent with business needs and resources, the Company will continue to recognize the importance of competitive pay and benefits that reward and motivate associates. As described in the merger agreement, for a period equal to the lesser of one year following the transaction closing or through the end of February 2012, the employee benefit plans provided will be at the same levels in effect currently. The Company’s benefit plan year ends in February of each year and, during the ordinary course of business, A.C. Moore would conduct its benefits renewal review process during the fourth quarter of each year.
What do I tell customers?
Please direct customers who inquire to the investor relations section on www.acmoore.com for the announcement or related information. You should not comment on the announcement.
What should I do if I am contacted by the media, investors or analysts?
This news may generate attention from the media and investors or analysts. Please refer any inquiries to Dave Stern, Chief Financial and Administrative Officer, at 856.768.4943. You should not comment on the announcement.
If I have other questions, who should I ask?
Attached is a copy of the press release and FAQs for associates. If you have any additional questions, please send them to questions@acmoore.com. If we have the information necessary to respond and there are no legal restraints preventing us from answering, we will reply by communication addressed to all associates.

Cautionary Statement Regarding Forward-Looking Statements
This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “anticipate,” “expect,” “believe,” “plan,” “intend,” “predict,” “will,” “may” and similar terms. Forward-looking statements in this letter include, but are not limited to, statements regarding the anticipated timing of filings relating to the transaction; statements regarding the expected timing of the completion of the transaction; statements regarding the ability to complete the transaction considering the various closing conditions; statements regarding prospective performance and opportunities; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements contained in this letter related to future results and events are based on the Company’s current expectations, beliefs and assumptions about its industry and its business. Forward-looking statements, by their nature, involve risks and uncertainties and are not guarantees of future performance. Actual results may differ materially from the results discussed in the forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, uncertainties as to the timing of the tender offer and the merger; uncertainties as to how many of the Company’s shareholders will tender their stock in the tender offer; the risk that the transaction may not be approved by the Company’s shareholders were the transaction to be consummated as a one-step merger; the risk of litigation relating to the transaction; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, vendors or other business partners; other business effects, including, but not limited to, the effects of industry, economic or political conditions outside of the Company’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in documents filed with the SEC by the Company, including, but not limited to, the solicitation/recommendation statement and merger proxy statement to be filed by the Company. Investors and shareholders are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are also urged to review carefully and consider the various disclosures in the Company’s SEC periodic and interim reports, including but not limited to its Annual Report on Form 10-K, as amended, for the fiscal year ended January 1, 2011, Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2011, Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 2011 and Current Reports on Form 8-K filed from time to time by the Company. All forward-looking statements are qualified in their entirety by this cautionary statement.
Notice to Investors
The tender offer for the outstanding common stock of the Company has not yet commenced. This letter is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the Company common stock will be made only pursuant to an offer to purchase and related materials that the Sbar’s affiliate intends to file with the SEC. At the time the offer is commenced, the Sbar’s affiliate will file a tender offer statement on Schedule TO with the SEC, and thereafter the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials will be sent free of charge to all shareholders of the Company when available. In addition, all of these materials (and all other materials filed by the Company with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents will be made available by contacting D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005 (for information by telephone: Banks and Brokers Call Collect: (212) 269-5550; All Others Call Toll-Free: (800) 755-7250. Investors and shareholders also may obtain free copies of the documents filed with the SEC from the Company by contacting David Stern, Chief Financial and Administrative Officer, A.C. Moore Arts & Crafts, Inc., 130 A.C. Moore Drive, Berlin, New Jersey 08009, (856) 768-4943.

Additional Information about the Merger and Where to Find It
In connection with the potential one-step merger, the Company will file a proxy statement with the SEC. Additionally, the Company will file other relevant materials with the SEC in connection with the proposed acquisition pursuant to the terms of an Agreement and Plan of Merger between the parties. The materials to be filed by the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and shareholders also may obtain free copies of the proxy statement and other relevant materials from the Company by contacting David Stern, Chief Financial and Administrative Officer, A.C. Moore Arts & Crafts, Inc., 130 A.C. Moore Drive, Berlin, New Jersey 08009, (856) 768-4943. Investors and security holders of the Company are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.
The Company and its directors, executive officers and other members of management and employees, under the SEC rules, may be deemed to be participants in the solicitation of proxies of the Company shareholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s Proxy Statement for its 2010 Annual Meeting of Shareholders and Annual Report on Form 10-K, as amended, for the fiscal year ended January 1, 2011, as well as the proxy statement and other relevant materials which will be filed with the SEC in connection with the merger when they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s shareholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.

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